SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

Beamz Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54662	94-3399024
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

15354 N. 83rd Way, Suite 102, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code        480-424-2053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On May 1, 2013, Beamz Interactive, Inc. (the “Company”), entered into a Convertible Debt and Security Agreement (the “Debt Agreement”), pursuant to which it issued (i) a total of $1,367,664.53 in principal amount of Convertible Secured Subordinated Promissory Notes (the “Notes”), and (ii) warrants (the “Warrants”) for the purchase of 683,832 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), out of which a total of $1,317,664.53 in principal amount of the Notes, and Warrants for the purchase of 658,832 shares of Common Stock, were issued to affiliates of members of our board of directors, including Charles R. Mollo, who is also our Chief Executive Officer. (It should also be noted that $1,017,664.53 in principal amount of the Notes that were issued to TM 07 Investments, LLC (“TM 07”), an entity controlled by Mr. Mollo, were issued in respect of the conversion of outstanding accounts payable owed to TM 07.) Mr. Mollo also committed to investing an additional $1.1 million under the Debt Agreement before September 30, 2013.

The Notes mature on the earlier of December 31, 2014 (unless the Company earlier completes a $2 million financing round (a “Permanent Financing”) or there is an event of default), accrue interest at a rate of ten percent per annum, and are convertible, at the option of the holder, into shares of Common Stock at a rate of $.40 per share. The Notes also contain an automatic conversion feature under which all outstanding principal and any accrued but unpaid interest under the Notes will automatically convert, upon the completion of a Permanent Financing, into the securities sold (and at the price per share offered) in such Permanent Financing.

The Warrants have a term of three years and an exercise price of $.02 per share of Common Stock.

Item 3.02    Unregistered Sales of Equity Securities.

As further described in Item 1.01 above, on May 1, 2013, the Company issued the Notes and Warrants pursuant to the Debt Agreement.

The issuances described above were made in private transactions or private placements intending to meet the requirements of one or more exemptions from registration, including the exemption provided under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).  The investors were not solicited through any form of general solicitation or advertising, the transactions being non-public offerings, and the sales were conducted in private transactions where the investor identified an investment intent as to the transaction without a view to an immediate resale of the securities.

Item 9.01.    Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.                                Description
10.1	2013 Convertible Debt and Security Agreement
10.2	Form of Convertible Secured Subordinated Promissory Note
10.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAMZ INTERACTIVE, INC
Date: May 15, 2013

By: /s/ Charles R. Mollo
Charles R. Mollo, Chief Executive Officer